                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ( X )

Filed by a Party other than the Registrant (     )

Check the appropriate box:

(   )  Preliminary Proxy Statement     (   )  Confidential, for Use of the
                                              Commission Only (as permitted by
( X )  Definitive Proxy Statement             Rule 14a-6(e)(2))

(   )  Definitive Additional Materials

(   )  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 Fuel-Tech N.V.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X )   No fee required.

(   )   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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

(   )    Fee paid previously with preliminary materials.

(   )    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

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
                                 FUEL-TECH N.V.

                 Castorweg 22-24, Curacao, Netherlands Antilles

                              --------------------

                Notice of Annual General Meeting of Shareholders
                            To be Held May 28, 2003

                              --------------------


To the Shareholders of Fuel-Tech N.V.:

   The Annual General Meeting (the "Meeting") of Shareholders of Fuel-Tech N.V., a Netherlands Antilles limited liability company ("Fuel Tech"), will be held Wednesday, May 28, 2003, at the registered office of Fuel Tech, Castorweg 22-24, Curacao, Netherlands Antilles, at 10:00 a.m. local time, to consider and vote on the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting is also enclosed.

     1. To approve the Annual Report of Management to Shareholders on the business and administration of Fuel Tech for the calendar year ended December 31, 2002 (the "Annual Report");

     2. To approve the Financial Statements for said calendar year, being the Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Shareholders' Equity and Consolidated Statement of Cash Flows with Notes and Auditors Report together with the Unconsolidated Balance Sheet and Statement of Operations of Fuel Tech (Note 11 to the Financial Statements);

     3. To elect seven (7) Managing Directors and to approve their compensation;

     4. To ratify the reappointment of Ernst & Young LLP as Fuel Tech's independent auditors for the year 2003 and to authorize the Managing Directors to approve their compensation; and

     5. To transact any other business that may properly come before the meeting or at any adjournment thereof.

   Only common shareholders of record at the close of business on May 27, 2003 are entitled to vote at the Meeting. The presence in person or by proxy of shareholders entitled to cast one-third of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

   The Annual Report is enclosed with this Notice of Meeting and Proxy
Statement.

FUEL-TECH N.V.


Charles W. Grinnell
Secretary
March 15, 2003


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

FOR INTERNET OR TELEPHONE VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE VOTING INSTRUCTION FORM.

                                 FUEL-TECH N.V.

                                PROXY STATEMENT


   The enclosed proxy is solicited by the Board of Managing Directors (the "Board") of Fuel-Tech N.V., a Netherlands Antilles limited liability company ("Fuel Tech"), in connection with the Annual Meeting of Shareholders of Fuel Tech (the "Meeting") to be held at the registered offices of Fuel Tech, Castorweg 22-24, Curacao, Netherlands Antilles, Wednesday, May 28, 2003, at 10:00 a.m. local time, and at any adjournments thereof.

   The record date with respect to mailing this solicitation is March 31, 2003. Under Netherlands Antilles law, however, all holders of Fuel Tech common stock as of the close of business on May 27, 2003 are entitled to vote at the Meeting. As of March 3, 2003, Fuel Tech had 19,680,432 shares of common stock outstanding according to the records of Mellon Investor Services LLC, Fuel Tech's transfer agent (the "Transfer Agent"). Each share is entitled to one vote. Under the rules of The Nasdaq Stock Market, Inc., a quorum of one third of the votes entitled to be cast is required for action on matters taken up at the Meeting.

   Each shareholder is entitled to appoint a representative at the Meeting other than those named in the form of proxy. A shareholder desiring to appoint some other person who need not be a shareholder may do so by completing another proper form of proxy for use at the Meeting. All completed forms of proxy should be mailed promptly in the enclosed return envelope for delivery on or before 5:00 p.m. (local time at New York, N.Y.) May 27, 2003 to the Transfer Agent.

   A shareholder giving a proxy may revoke such proxy by an instrument in writing signed by the shareholder, by his attorney-in-fact authorized in writing, or, if the shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney, and deposited with the Transfer Agent or with the Chairman of the Meeting at the time of the Meeting.

   If a proxy is signed and not revoked by the shareholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the shareholder. Abstentions and broker non-votes are counted as present in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of each item on the agenda in accordance with the recommendations of the Board. Members of the Board and executive officers of Fuel Tech may solicit shareholders' proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.


                                 ANNUAL REPORT

   Fuel Tech's Annual Report to Shareholders (the "Report"), contains the report of Management on the business and administration of Fuel Tech for the calendar year ended December 31, 2002 and financial statements reflecting the financial position and results of operations of Fuel Tech for 2002 (the "Financial Statements"), together with Fuel Tech's Balance Sheet and Statement of Operations. The Financial Statements are set forth in the Report in consolidated form and, as required by Netherlands Antilles law, in unconsolidated form. See Note 11 to the Financial Statements for the unconsolidated Financial Statements. The Report and this Proxy Statement were distributed together commencing in the week of April 21, 2003. The Report is available for inspection at the office of Fuel Tech at the address written on the Notice of Meeting and will be available for inspection at the Meeting.

   A resolution will be presented at the Meeting for the adoption of the Annual Report and the approval of the Financial Statements. Fuel Tech understands that under Netherlands Antilles law, approval of the Report and the Financial Statements at the Meeting will have the effect of discharging the Managing Directors from legal liability for their activities as directors for the year ended December 31, 2002.

   The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

                             ELECTION OF DIRECTORS


   The Board proposes the election of seven Managing Directors. The term of office of each director is until the next Annual General Meeting or until a successor shall have been duly elected. Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Samer S. Khanachet, Thomas S. Shaw, and Tarma Trust Management N.V., who are each incumbent directors, are the nominees for election as Managing Directors of Fuel Tech. Mr. John R. Selby, currently a Managing Director, is not standing for reelection. Each of the nominees has consented to act, if elected. Should one or more of these nominees become unavailable to accept nomination or election, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent. A motion will be proposed at the Meeting for the election of the foregoing seven directors and to approve their compensation as described below under the caption "Director's Compensation."

   The affirmative vote of a majority of the shares voting is required for the election of directors and the approval of their compensation. Fuel Tech recommends a vote FOR each of the nominees and their compensation.

   The following table sets forth certain information with respect to each person nominated and recommended to be elected as a Managing Director of Fuel Tech.

Name                                                        Age   Director Since
----                                                        ---   --------------
Douglas G. Bailey ......................................    53         1998
Ralph E. Bailey ........................................    79         1998
Miguel Espinosa ........................................    62         2002
Charles W. Grinnell ....................................    65         1989
Samer S. Khanachet .....................................    52         2002
Thomas R. Shaw .........................................    56         2001
Tarma Trust Management N.V. ............................    --         1998


Shareholders' Agreement

   Fuel Tech is party to a Shareholders' Agreement of April 30, 1998, amended March 1, 2002 (the "Agreement") with certain Investors who acquired 4,750,000 shares and options to purchase 3,000,000 shares of Company common stock. During the term of the Agreement the Investors have the right to nominate three persons as Managing Directors of Fuel Tech one of whom shall be an independent director. The Investors are Douglas G. Bailey, Ralph E. Bailey, Nolan R. Schwartz and other persons who are or were associated with American Bailey Corporation, a privately owned company of which Mr. Ralph E. Bailey is Chairman and Mr. Douglas G. Bailey, his son, is President and Chief Executive Officer. Of the persons identified above as the nominees of the Board for appointment as Managing Directors at the Meeting, Douglas G. Bailey and Ralph
E. Bailey are nominees of the Investors and the other nominees are nominees of the Board as a whole. The term of the Agreement is until April 30, 2008, unless before April 30, 2008 the Investors own less than 475,000 shares of Fuel Tech common stock.

Directors and Executive Officers of Fuel Tech and Fuel Tech, Inc.

   Vincent M. Albanese, 54, has been Senior Vice President -- Air Pollution Control, Sales and Marketing of Fuel Tech, Inc. since May, 2000, and, from April, 1998 to May, 2000 was a Vice President. He was Vice President Sales and Marketing of Nalco Fuel Tech, a joint venture between Fuel Tech, Inc. and Nalco Chemical Company ("Nalco"), prior to joining Fuel Tech, Inc., and had served Nalco Fuel Tech since 1990. Prior to his service with Nalco Fuel Tech, Mr. Albanese was a market development specialist with Nalco, his employer since 1975.

   Steven C. Argabright, 60, has been a director and the President and Chief Operating Officer of Fuel Tech, Inc. since April, 1998. He was President and Chief Executive Officer of Nalco Fuel Tech from 1996 to April,

1998 and Vice President of Nalco Fuel Tech from 1990 to 1996. Prior to the formation of Nalco Fuel Tech, Mr. Argabright was a Regional Sales Manager of Nalco, his employer since 1973.

   Douglas G. Bailey has been a director of Fuel Tech and of Fuel Tech, Inc. since April, 1998 and Deputy Chairman and Chief Strategic Officer of Fuel Tech and of Fuel Tech, Inc. since 2002. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President and Chief Executive Officer of American Bailey Corporation ("ABC"), a privately owned business acquisition and development company, since 1984. Mr. Bailey is Chairman of Golden Casting Corporation, an affiliate of ABC and a foundry company.

   Ralph E. Bailey has been a director and Chairman of the Board and Chief Executive Officer of Fuel Tech and Chairman and a director of Fuel Tech, Inc. since April, 1998. He has been a director and Chairman of ABC since 1984.
Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco, Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company.

   Stephen P. Brady, 46, has been Senior Vice President -- Fuel Chem of Fuel Tech, Inc. since January, 2002, and, from February, 1998 to January, 2002 was a Vice President. Prior to joining Fuel Tech, Inc., Mr. Brady was a Regional Sales Manager of Nalco, his employer since 1980.

   Miguel Espinosa has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He retired in 2001 as Treasurer of Conoco, Inc., his employer since 1965. In addition to corporate finance, Mr. Espinosa's responsibilities at Conoco involved international operations, mergers and acquisitions and joint ventures.
Mr. Espinosa has a Masters in Business Administration degree from the University of Texas.

   Charles W. Grinnell has been Vice President, General Counsel and Corporate Secretary of Fuel Tech since 1988 and a director of Fuel Tech and Fuel Tech, Inc. since September, 1989. Mr. Grinnell is a director of Clean Diesel Technologies, Inc., a specialty chemical and energy technology company, and has also been engaged in the private practice of corporate law in Stamford, Connecticut since 1992.

   Samer S. Khanachet has been President of United Gulf Management, Inc. ("UGM"), an investment management company, since 1991 where his responsibilities include private equity and real estate investments for UGM's parent company, Kuwait Projects Company (Holding) and clients. Mr. Khanachet has a Masters in Business Administration degree from Harvard University.

   Scott M. Schecter, 46, has been Vice President, Chief Financial Officer and Treasurer of Fuel Tech since January 1994 and has been a director of Fuel Tech, Inc. since April, 1998. Mr. Schecter was also Chief Financial Officer of Clean Diesel Technologies, Inc. from 1995 through November, 1999.

   Nolan R. Schwartz, 52, has been a director of Fuel Tech, Inc. since April, 1998. He is a Principal of American Bailey Corporation, his employer since 1988. Mr. Schwartz is a director of Golden Casting Corporation.

   Thomas S. Shaw, Jr. has been Executive Vice President of Pepco Holdings, Inc. ("PHI") since August 1, 2002 when PHI acquired Conectiv, an electric power generating and distribution company. Mr. Shaw remains as President and Chief Operating Officer of Conectiv and has been since September, 2000 and previously had been employed by its predecessor Delmarva Power and Light Company ("Delmarva") for over 25 years where he had been President of its subsidiary Delmarva Capital Investments, Inc. from 1991 until 1995 and was Executive Vice President of Delmarva and Conectiv from 1997 until September, 2000.

   Tarma Trust Management, N.V., ("Tarma"), a director of Fuel Tech since April, 1998, is a Netherlands Antilles limited liability company in Curacao specializing in company management and representation. Tarma's position as Managing Director enables Fuel Tech to act in the Netherlands Antilles without the presence of the other directors.

   There are no family relationships between any of the directors or executive officers, except as stated above.

Audit Committee and Compensation Committee

   The Board has an Audit Committee of which the members are Mr. Shaw (Chairman), Mr. Espinosa, Mr. Khanachet, Mr. Selby and Mr. R. E. Bailey (ex officio). Mr. Shaw, Mr. Espinosa and Mr. Khanachet are independent directors. There are no other committees of the Board of Fuel-Tech N.V. Compensation matters are determined by the Compensation Committee of Fuel Tech, Inc. of which the members are Mr. Selby (Chairman), Mr. Argabright (ex officio), D. G. Bailey, R. E. Bailey and N. R. Schwartz. Following the Meeting and consequent on Mr. Selby's retirement from the Board, Mr. Espinosa and Mr. Shaw will be nominated for appointment as Chairmen, respectively, of the Audit Committee and Compensation Committee. Ex officio members of the Committees are non-voting and do not attend executive sessions.

Audit Committee

   The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations.

Financial Experts

   In the opinion of the Board, each of the members of the Audit Committee has both business experience and an understanding of generally accepted accounting principles and financial statements enabling them to effectively discharge their responsibilities as members of that Committee. Moreover, the Board has determined that Mr. Espinosa and Mr. Khanachet are Financial Experts within the meaning of Securities and Exchange Commission regulations. In making this determination the Board considered the Financial Experts' academic training and experience. Mr. Espinosa has experience as Treasurer of an energy company and Mr. Khanachet has experience as the President of an investment management company.

Compensation Committee

   The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs and recommends stock option awards to the Board of Fuel Tech.

Meetings

   During the year ended December 31, 2002, there were four meetings of the Board of Directors of Fuel Tech, four meetings of its Audit Committee and four meetings of the Compensation Committee of Fuel Tech, Inc. Each director of Fuel Tech attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship. Tarma Trust Management N.V., which represents and acts for Fuel Tech in the Netherlands Antilles, does not normally attend Company Board meetings outside of the Antilles and did not attend any meetings in 2002 except for the 2002 Annual General Meeting of Shareholders.

Indemnification

   Under the Fuel Tech Articles of Association, indemnification is afforded Fuel Tech's directors and executive officers to the fullest extent permitted by the laws of the Netherlands Antilles. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. Fuel Tech is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of Fuel Tech.

   Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its and its subsidiaries' directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $144,500. No sums have been paid for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

                    RATIFICATION OF APPOINTMENT OF AUDITORS


   The Audit Committee has reappointed the firm of Ernst & Young LLP, Certified Public Accountants ("Ernst & Young"), to be Fuel Tech's auditors for the year 2003 and submits that reappointment to the shareholders for ratification.
Ernst & Young has served in this capacity since 1990 and is knowledgeable about Fuel Tech's operations and accounting practices and is well-qualified to act in the capacity of independent accountants. In making the appointment, the Audit Committee reviewed Ernst & Young's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing. Representatives of Ernst & Young will not be present in Curacao at the Meeting.

Audit Fees

   For 2002, Ernst & Young billed $101,900 for fees for professional services rendered for the audit of Fuel Tech's 2002 financial statements and reviews of Fuel Tech's financial statements included in the quarterly reports on Securities and Exchange Commission Form 10-Q filed in 2002.

Financial Information Systems Design and Implementation Fees

   For 2002, Ernst & Young did not render any professional services for Fuel Tech in connection with financial information systems design and implementation.

All Other Fees

   For 2002, Ernst & Young performed no non-audit services for Fuel Tech.

   The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

   Management is responsible for Fuel Tech's internal controls and its financial reporting. The independent auditors are responsible for performing an audit of Fuel Tech's financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes. In such context, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on Form 10-K with Fuel Tech's management and its independent auditors.

   The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

   The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

   Based on the review and discussions referred to above, the Committee recommended to the Board of Managing Directors that the audited financial statements be included in Fuel Tech's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

   On March 4, 2003 the Board adopted an amended Audit Committee Charter which is set out as Schedule I to this Proxy Statement.

   By the Audit Committee:

      T.S. Shaw, Chairman,
      J.R. Selby, M. Espinosa and S.S. Khanachet.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT


   The following table sets forth information regarding the beneficial ownership of Common Stock as of March 3, 2003 by (i) each person known to Fuel Tech to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.

Name and Address(1)                             No. of Shares(2)   Percentage(3)
-------------------                             ----------------   -------------
Beneficial Owner

Morgens Waterfall Vintiadis & Co., Inc. ....       1,000,000            5.08%
RIT Capital Partners plc ...................       1,028,882            5.23%

Management

Vincent M. Albanese (4)(5) .................         142,500               *
Steven C. Argabright (5) ...................         275,250             1.4%
Douglas G. Bailey (5) ......................       1,883,382            9.57%
Ralph E. Bailey (5)(6) .....................       4,710,000           23.93%
Stephen P. Brady (5) .......................         130,000               *
Miguel Espinosa ............................          11,500               *
Charles W. Grinnell (5) ....................          74,839               *
Samer S. Khanachet .........................          10,000               *
John R. Selby (5)(6) .......................          45,000               *
Scott M. Schecter (4)(5) ...................         199,077            1.01%
Nolan R. Schwartz ..........................         375,000            1.91%
Thomas S. Shaw .............................          20,000               *
Tarma Trust Management N.V. ................              --               *
All Directors and Officers as a Group (13
  persons)(3)(4)(5)(6)......................       7,876,548           40.00%

---------------
*    Less than one percent (1.0%)
(1) The address of RIT Capital Partners plc is 27 St. James Place, London, England SW1A 1NR and of Morgens Waterfall Vintiadis & Co., Inc. is 10 East 50th Street, New York, NY 10022. The address of each of the above management beneficial owners is c/o Fuel Tech, Inc., Suite 703, 300 Atlantic Street, Stamford, Connecticut 06901, except Tarma Trust Management N.V. which is Castorweg 22-24, Curacao, Netherlands Antilles.
(2) Except for 4,000 of the shares indicated for Mr. Argabright which are owned by his spouse, the owners of all shares are believed by Fuel Tech to have sole ownership and investment control of such shares.
(3) The percentages in each case are of the outstanding common at March 3, 2003 and all warrants or options exercisable within 60 days.
(4) Does not include 2,000 shares owned by Mr. Albanese's spouse and 3,000 shares owned by Mr. Schecter's children as to which they disclaim beneficial ownership.
(5) Includes shares subject to options and warrants exercisable presently and within 60 days for Mr. Albanese, 138,750 shares; Mr. Argabright, 256,250 shares; Mr. D. G. Bailey, 1,797,500 shares; Mr. R. E. Bailey, 60,000 shares; Mr. Brady, 120,000 shares; Mr. Espinosa, 10,000 shares;
     Mr. Khanachet, 10,000 shares; Mr. Grinnell, 48,750 shares; Mr. Schwartz, 350,000 shares; Mr. Schecter, 165,000 shares; Mr. Selby 40,000 shares; Mr. Shaw, 20,000 shares; and, for all directors and officers as a group, 3,036,250 shares.
(6) Does not include for Mr. R. E. Bailey 19,354 Units and for Mr. Selby 22,417 Units accrued at December 31, 2002 under the Directors Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION


   The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Ralph E. Bailey, Chairman and Chief Executive Officer, Mr. Vincent M. Albanese, Senior Vice President of Fuel Tech, Inc., Steven C. Argabright, President and Chief Operating Officer of Fuel Tech, Inc., Stephen P. Brady, Senior Vice President of Fuel Tech, Inc. and Scott M. Schecter, Vice President, Treasurer and Chief Financial Officer of Fuel Tech and Fuel Tech, Inc. during the fiscal years ended December 31, 2002, 2001 and 2000.


                           Summary Compensation Table

                                                                                                      Long-Term
                                                                                                     Compensation
                                                                                                     ------------
                                                                                                        Shares
                                                                    Annual Compensation               Underlying
                                                          ---------------------------------------      Options
                                                                                      Other           Granted         All Other
Name and Principal Position                       Year    Salary(1)   Bonus(2)    Compensation(3)       (#)(4)      Compensation(5)
---------------------------                       ----    ---------   --------    ---------------    ------------   ---------------
Vincent M. Albanese ...........................   2002     166,999     19,260              --           20,000            9,345
Senior Vice President                             2001     159,799     10,000              --           25,000            4,794
                                                  2000     151,299         --              --           35,000           10,200

Steven C. Argabright ..........................   2002     220,000     40,922              --           35,000           10,559
President and Chief                               2001     205,917     20,000              --           50,000            5,100
Operating Officer                                 2000     194,334         --              --           75,000           10,200

Stephen P. Brady ..............................   2002     168,800     19,188              --           25,000            9,792
Senior Vice President                             2001     156,371     15,000         180,000           40,000            5,100
                                                  2000     147,617         --              --               --           10,200

Ralph E. Bailey ...............................   2002          --         --              --           10,000           19,933
Chairman and Chief                                2001          --         --              --           10,000           10,000
Executive Officer                                 2000          --         --              --           10,000           10,000

Scott M. Schecter .............................   2002     219,237     25,284              --           25,000           10,059
Vice President, Treasurer                         2001     209,800     12,500              --           25,000            5,100
and Chief Financial                               2000     200,467         --              --           50,000           10,210
Officer

---------------
(1)  Mr. Bailey is not an employee of Fuel Tech or of Fuel Tech, Inc.
(2) Bonus payments for 2002 were for participating employees in the Fuel Tech Management Incentive Program ("MIP"). No MIP bonuses were payable for 2001 and 2000. Special bonuses, however, were paid in 2002 to recognize 2001 achievements.
(3) The amount of $180,000 designated as "Other Compensation" for Mr. Brady was payment to him in February 2001, the third anniversary of his employment with Fuel Tech, as a "Stay Bonus" under his employment agreement as reimbursement for loss of benefits under a previous employer's defined benefit plan.
(4) With the exception of the options granted to Mr. Bailey which were Non-Qualified Stock Options, the options granted were Incentive Stock Options. The options do not include stock appreciation rights.
(5) The amounts designated "Other Compensation" for Mr. Bailey were directors' fees which for 2002, 2001 and 2000, respectively, were deferred under the Directors' Deferred Compensation Plan as 4,225, 3,432 and 4,927 Units; and, for Messrs. Albanese, Argabright, Brady and Schecter, Company profit sharing and matching contributions to the Fuel Tech, Inc. 401(k) Plan. No profit sharing contributions were made for 2001.

Directors' Compensation

   Fuel Tech provides an annual cash retainer of $15,000 payable quarterly in arrears to each director and, in addition, $2,000 for each committee Chairman of Fuel Tech or Fuel Tech, Inc. and, for each regular or special meeting of the Board, a meeting fee of $1,200 and, for meetings of committees of both the Company and of Fuel Tech, Inc., a meeting fee of $600. The Fuel Tech Board has generally four regularly scheduled meetings per year. Non-executive directors are entitled under Fuel Tech's Directors Deferred Compensation Plan to defer fees in either cash with interest or share equivalent "Units" until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed in cash.

   Directors employed by Fuel Tech or its subsidiaries receive compensation other than directors' fees but receive no compensation for their service as directors.

   Under Fuel Tech's 1993 Incentive Plan, each non-executive director of Fuel Tech or of Fuel Tech, Inc. receives as of the first business day following the annual meeting a non-qualified stock option award of 10,000 shares for a term of 10 years vesting immediately. In 2001 such 10,000 share options were granted to Messrs. D. G. and R. E. Bailey, Schwartz, Selby and Shaw at the exercise price of $3.595 per share.

Compensation Committee Interlocks and Insider Participation

   Mr. R. E. Bailey, who is not an employee of Fuel Tech or of Fuel Tech, Inc., is Chairman and Chief Executive Officer of Fuel Tech and is a member of the Fuel Tech, Inc. Compensation Committee (the "Committee"). Mr. Argabright is President and Chief Operating Officer of Fuel Tech, Inc. and, as an ex officio member of the Compensation Committee, attends meetings of the Committee but does not vote on Committee actions and is not present for discussions or decisions on his own compensation. Mr. R. E. Bailey is Chairman and a shareholder of ABC and Mr. D. G. Bailey is President, Chief Executive Officer and an employee and shareholder of ABC, in which relationships they enjoy a direct material interest in the management services fees set forth below under the caption "Management Services Agreement."


                    OPTION GRANTS IN THE LAST FISCAL YEAR(1)


                                                                                                      Potential
                                 Number of      % of Total                                            Realizable
                                   Shares        Options                                           Value of Assumed
                                 Underlying     Granted to    Exercise or                        Annual Rates of Stock
                                  Options      Employees in    Base Price                        Price Appreciation for
Name                            Granted (#)        2002          ($/Sh)      Expiration Date        Option Term
----                            -----------    ------------   -----------    ---------------    -------------------
                                                                                                   5%         10%
                                                                                                --------   --------
Vincent M. Albanese .........      20,000          5.64%         $5.98           2/28/12        $ 75,200   $190,600
Steven C. Argabright ........      35,000          9.88%         $5.98           2/28/12        $131,600   $333,550
Ralph E. Bailey .............      10,000          2.82%         $6.265          6/06/12        $ 39,400   $ 99,850
Stephen P. Brady ............      25,000          7.06%         $5.98           2/28/12        $ 94,000   $238,250
Scott M. Schecter ...........      25,000          7.06%         $5.98           2/28/12        $ 94,000   $238,250

---------------
(1) Except the options granted to Mr. Bailey which are immediately exercisable, 50% of the above stock option awards are first exercisable on the second anniversary of grant and 25% of the awards on each of the third and fourth anniversaries of grant. 2002 options were granted on February 28, 2002. Fuel Tech has not historically and did not in 2002 grant stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES



                                                 Shares                    Number of Securities
                                                Acquired                  Underlying Unexercised          Value of Unexercised
                                                   on        Value           Options at Fiscal            in-the-Money Options
Name                                            Exercise    Realized             Year-End                  at Fiscal Year-End
----                                            --------    --------    ---------------------------    ---------------------------
                                                                        Exercisable    Unexercisable    Exercisable   Unexercisable
                                                                        ------------   ------------    ------------   -------------
Vincent M. Albanese .........................        --          --      108,750          75,000         209,844        100,156
Steven C. Argabright ........................        --          --      203,750         141,250         389,375        192,188
Ralph E. Bailey .............................        --          --       50,000              --          95,950             --
Stephen P. Brady ............................        --          --       87,500          87,500         167,188         86,563
Scott M. Schecter ...........................    20,000     $77,600      112,500          87,500         275,625        115,625



           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policies

   Fuel Tech's executive compensation policies are to pay competitive salaries and annual incentive compensation, if earned, and to grant stock option awards in appropriate amounts. Competitive salaries are based on Management's knowledge of market conditions supplemented by salary surveys as well as the position of each employee within the business and historical practice. Incentive compensation, intended to encourage performance, may be in the form of discretionary bonuses or participation by managers in the Fuel Tech, Inc. Management Incentive Program ("MIP"). Company stock option awards are made to provide a long term incentive to employees and to create a common interest between the employees and its shareholders generally.

Compensation of Executive Officers -- 2002

   The key components of Fuel Tech's executive compensation program during the last fiscal year were base salary, incentive compensation and stock option awards under the 1993 Plan in the amounts shown above under the caption "Executive Compensation." Base salaries are fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies, and Fuel Tech's financial position. Incentive compensation awards, when earned, are based upon Fuel Tech's achievement of a minimum level of performance under an annual profit plan and the individual officer's allocated percentage of an amount determined by the Board to be the MIP "pool," if minimum financial performance is achieved. Such performance was achieved in 2002. The stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods the option program encourages executives to remain in the employ of Fuel Tech. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options if the trading price of Fuel Tech's shares increases, thus aligning their financial interests with those of the shareholders.

Compensation of Chief Executive Officer -- 2002

   The Chairman and Chief Executive Officer, Ralph E. Bailey, is not an employee of Fuel Tech or of Fuel Tech, Inc. and received directors' fees and stock option awards for service in his capacity as a director only. See also the text below under the caption "Management Services Agreement" concerning payments by Fuel Tech to American Bailey Corporation.

   In 2002, Mr. Argabright, President and Chief Operating Officer of Fuel Tech, Inc., was paid a competitive base salary. A significant portion of Mr. Argabright's annual compensation was to be based on incentive compensation with a maximum target percentage of 40% of base salary. Under the 2002 MIP formula, Mr. Argabright's incentive compensation for 2002 was 23.7% of December 31, 2002 base salary, or $40,922. Stock option awards to Mr. Argabright in 2002 were 35,000 shares at the exercise price of $5.98 per share.

   This report has been prepared by the following members of the Compensation Committee of Fuel Tech, Inc.

                          D. G. Bailey                          R. E. Bailey
                          N. R. Schwartz                        J. R. Selby

   This compensation report and the following performance graph shall not be deemed incorporated by reference into any filing by Fuel Tech under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fuel Tech specifically incorporates such report.


                               PERFORMANCE GRAPH


   The following line graph compares (i) Fuel Tech's total return to shareholders per share of Common Stock for the five years ended December 31, 2002 to that of (ii) the Russell 2000 index, and (iii) the Dow Jones Pollution Control Index.


                                 Fuel-Tech N.V.
                            Stock Performance Graph
                              12/31/97 - 12/31/02

                                    [GRAPH]


           ------------------------------------------------------
           Fuel-Tech N.V.   Russell 2000   Dow Jones Pollution
            Stock Price        Index          Control Index
           ------------------------------------------------------
12/31/97        100             100              100
12/31/98        133              97              103
12/31/99        146             115               57
12/29/00        113             111               80
12/31/01        403             112               90
12/31/02        279              88               71
           ------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Management Services Agreement

   Pursuant to a Management Services Agreement of April 30, 1998, as amended, between Fuel Tech, Inc. and American Bailey Corporation ("ABC"), ABC will provide management services to Fuel Tech, Inc. and, if requested, Fuel Tech. Such management services shall consist of management policy guidance and assistance in the areas of management focus and strategic direction, world-wide marketing strategy and planning, internal accounting and administrative procedures, management and organizational development, financial analysis, budgeting and working capital management and market analysis, industry trend analysis, and advice regarding power generation and internal combustion engine markets. The fee payable to ABC by Fuel Tech, Inc. for these services is $350,000 per year until expiration of the Agreement on April 30, 2004. Ralph
E. Bailey is Chairman and Douglas G. Bailey is President and Chief Operating Officer of ABC and both are shareholders of ABC.

Clean Diesel Technologies, Inc. Management Services Agreement

   Under an August 3, 1995 Management and Services Agreement with Clean Diesel Technologies, Inc. ("CDT"), $69,120 was paid to Fuel Tech, Inc. by CDT in 2002 for reimbursement on account of the costs to Fuel Tech, Inc. of administrative, legal and management services. $66,780 of the 2002 reimbursement was on account of legal services provided to CDT by Mr. Grinnell, an employee of Fuel Tech, Inc. and Managing Director of Fuel Tech and a Director and Officer of CDT. Fuel Tech has a 15.2% equity ownership interest in CDT's issued and outstanding shares. Mr. Grinnell will recuse himself from consideration of any transactions between Fuel Tech and Clean Diesel that may be, or may appear to be, material to either Company.

Employment Agreements

   Messrs. Albanese, Argabright, Brady and Schecter have employment agreements with Fuel Tech, Inc. effective January 17, 1994 for Mr. Schecter, March 30, 1998 for Mr. Albanese, February 6, 1998 for Mr. Argabright and February 1, 1998 for Mr. Brady. These agreements are for indefinite terms, provide for disclosure and assignment of inventions to Fuel Tech, Inc., protection of proprietary data, covenants against certain competition and arbitration of disputes. Under Mr. Schecter's agreement, he is required to provide two months notice on resignation and, if his employment is terminated by Fuel Tech, Inc. for reasons other than "just cause" (as defined in the agreement), Fuel Tech must continue Mr. Schecter's then base salary and benefits until he finds other comparable employment but not for a period in excess of one year.

                                    GENERAL


Section 16(a) Beneficial Ownership Reporting Compliance

   Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2002 were timely filed except that two reports for transactions on December 18 and 27, 2002 for Mr. Albanese were filed January 3, 2003; one report for a transaction on December 31, 2002 for Mr. D. G. Bailey was filed January 8, 2003; one report for a transaction on February 22, 2002 for Mr. Schecter was filed March 11, 2002; and two reports for Mr. James M. Valentine, a former director of Fuel Tech, for transactions throughout the months of January and March 2002, were filed April 16, 2002.

Other Business

   Management knows of no other matters that may properly be, or are likely to be, brought before the meeting other than those described in this proxy statement.

Shareholder Proposals

   If other proper matters are introduced at the Meeting, the individuals named as Proxies on the enclosed Proxy Card will vote in their discretion the shares represented by the Proxy Card. In order to be presented for action at the Meeting, such matters must, under the Articles of Fuel Tech, be in writing and received by the Board of Managing Directors at the above address of Fuel Tech in Curacao not later than May 16, 2003 in order to be presented for consideration at the Meeting.

   Proposals of shareholders intended for inclusion in the proxy statement and proxy to be mailed to all shareholders entitled to vote at the Annual General Meeting of shareholders to be held in the year 2004 must be received in writing addressed to the Board of Directors at the above address of Fuel Tech or to the Secretary at Fuel Tech, Inc., 300 Atlantic Street, Stamford CT 06901 USA on or before November 17, 2003 and, if not received by such date, may be excluded from the proxy materials.


FUEL-TECH N.V.

Charles W. Grinnell
Secretary

March 15, 2003

                                                                     SCHEDULE I


                                 Fuel-Tech N.V.
                            Audit Committee Charter


   The Board of Managing Directors (the "Board") of Fuel-Tech N.V. (the "Company") has established from among its members an Audit Committee (the "Committee") with the composition, responsibilities, and duties described below:

Composition

   The Committee shall be comprised of not less than that number of independent directors and financial experts who shall, in the opinion of the Board, meet the requirements of applicable stock exchange rules and law and regulations from time to time in effect. "Ex Officio" members of the Committee shall not be included in the number of required independent directors or financial experts and shall not vote. Appointment to the Committee shall not signify that the appointee has a higher degree of liability than other directors.

Responsibility

   The Committee's responsibility is to assist the Board in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is authorized to retain persons having a special competence as necessary to assist the Committee in fulfilling such responsibility. Notwithstanding the terms of this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, that being the responsibility of Management and the Independent Accountant. The Independent Accountant shall report directly to the Committee in connection with issuing an audit report or related work. The designation of any member of the Committee as a "financial expert" is not intended and shall not be construed as imposing a higher degree of individual responsibility, obligation or liability on such member or that the duties, obligations or liabilities of the other members of the Committee are decreased because of such designation.

Attendance

   At all meetings of the Committee two independent members shall constitute a quorum. As necessary, the Chairman of the Committee may request members of Management and representatives of the Independent Accountant to be present at meetings. Ex Officio members shall not attend executive sessions of the independent directors except by invitation.

Minutes

   Minutes of the meetings of the Committee shall be prepared by the Corporate Secretary, shall be sent to Committee members and to directors who are not Committee members and, after approval by the Committee, shall be kept with the minutes of the meetings of the Board.

Duties

   1. For purposes of issuing an audit report or related work, the Committee shall have sole authority to appoint the Independent Accountant; oversee and evaluate the work of the Independent Accountant; approve the compensation of the Independent Accountant; review and approve in advance all matters concerning audit and non-audit services proposed to be performed by the Independent Accountant; and review and approve any discharge of the Independent Accountant.

   2. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company, including fees for audit and non-audit services, and to discuss such statements with the Independent Accountant, in accordance with applicable statements of independence standards, law and regulations.

   3. Review with Management and the Independent Accountant the scope and general extent of the Independent Accountant's proposed audit examinations and, where applicable, annual independent evaluation of the Company's disclosure controls and internal controls.

   4. Upon completion of the annual audit, the Committee shall review with Management and the Independent Accountant the Company's financial results for the year; where applicable, the results of the Independent Accountant's evaluation of the Company's disclosure controls and internal controls; and discuss with the Independent Accountant the matters relating to the annual audit required to be discussed by applicable statements on auditing standards, law and regulations.

   5. Discuss with the Independent Accountant matters relating to reviews by the Independent Accountant of the Company's unaudited interim financial statements and periodic reports.

   6. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel and any relevant recommendations of the Independent Accountant.

   7. Review and approve all related party transactions and matters apparently involving conflicts of interest regardless of amount.

   8. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting or disclosure controls or auditing matters; and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   9. The members of the Committee who are not "ex officio" members shall act as a Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing the Company and practicing before the Securities and Exchange Commission.

   10. Review this Charter from time to time with a view toward recommending revisions to the Board.

   11. Perform such other duties as may be required by law, the Company's governing documents or the resolutions of the Board.

PROXY                                                                      PROXY

                  Solicited by the Board of Managing Directors

                                 FUEL-TECH N.V.

                 Annual Meeting of Shareholders - May 28, 2003

      The undersigned hereby appoints Ralph E. Bailey, Charles W. Grinnell or Tarma Trust Management N.V., acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Fuel-Tech N.V.(the "Company") which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the office of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, at 10:00 a.m. on Wednesday, May 28, 2003, and at any adjournments or postponements of the meeting, for the approval of the agenda items set forth below and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice of Meeting and accompanying Proxy Statement. The Board of Directors recommends a vote for election as Managing Director of each of the nominees and of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

             IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE
--------------------------------------------------------------------------------
    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             o FOLD AND DETACH HERE o

                                                               Mark Here for |_|
                                                               Address Change
                                                               or Comments SEE
                                                               REVERSE SIDE


To approve the Annual Report of Management of       FOR      AGAINST    ABSTAIN
the Company for the year ended December 31, 2002.   |_|        |_|        |_|

To approve the Financial Statements of the          FOR      AGAINST    ABSTAIN
Company for the year ended December 31, 2002.       |_|        |_|        |_|



3. To approve the election as Managing Directors of
   01 Douglas G. Bailey,
   02 Ralph E. Bailey,                     FOR
   03 Miguel Espinosa,             all nominees listed     WITHHOLD AUTHORITY
   04 Charles W. Grinnell,           above (except as       to vole for all
   05 Samer S. Khanachet,         marked to the contrary)  nominees listed above
   06 Thomas S. Shaw, and                  |_|                     |_|
   07 Tarma Trust Management N.V.
      and to fix their compensation.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the line provided below.)


--------------------------------------------------------   FOR  AGAINST  ABSTAIN
4. To ratify the appointment of Ernst & Young LLP as the   |_|    |_|      |_|
   independent auditors for the year 2003 and to authorize the Board of Managing Directors to fix their compensation.


Signature                        Signature                       Date
          ----------------------          ----------------------      ----------


Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, insert name and title.

                              FOLD AND DETACH HERE

                        Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


---------------------------------------------------------------------------------------------------
        Internet                             Telephone                         Mail
http://www.eproxy.com/ftek                1-800-435-6710
Use the Internet to vote            Use any touch-tone                Mark, sign and date your
your proxy. Have your               telephone to vote your            proxy card and return it
proxy card in hand when             proxy. Have your proxy            in the enclosed postage-paid
you access the web site.    OR      card in hand when you        OR   envelope.
You will be prompted to             call. You will be prompted
enter your control number,          to enter your control
located in the box below,           number, located in the box
to create and submit an             below, and then follow the
electronic ballot.                  directions given.
--------------------------------------------------------------------------------------------------

               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.